EXHIBIT 32.1
                                  CERTIFICATION

In connection with the Quarterly Report of The Classica Group, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bernard F. Lillis, Jr., Acting Chief Executive Officer of the Company, and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of 13(a) or 15(d) of the Securities and Exchange Act of 1934; (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bernard F. Lillis, Jr.
Bernard F. Lillis, Jr.
Acting Chief Executive Officer
Chief Financial Officer
November 19, 2003